                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                    Company                          Jurisdiction
                    -------                          ------------

      1. Caminus Limited                            United Kingdom
         (subsidiary of the Registrant)

      2. Caminus Energy Limited                     United Kingdom
         (subsidiary of Caminus Limited)

      3. Zai*Net Software Limited                   United Kingdom
         (subsidiary of Caminus Limited)

      4. Caminus Consultants Limited                United Kingdom
         (subsidiary of Caminus Limited)